                                                                    EXHIBIT 10.4


             NON-DISCLOSURE AND COVENANT NOT TO COMPETE AGREEMENT
             ----------------------------------------------------

     AGREEMENT made this _______ day of __________________, 19__ between ASD SYSTEMS, INC., ("Company") and _____________________________ ("Applicant").

     WHEREAS, Applicant has applied for employment or is currently employed with Company in a position whereby Applicant would be or is privy to certain information concerning the business practices, trade secrets, operation methods and techniques of Company; and

     WHEREAS, Applicant recognizes that company has invested a substantial amount of time and money in developing its business practices, trade secrets, operating methods and techniques, and that such business practices, trade secrets, operating methods and techniques are of a secret and confidential nature and are unique to the business of the Company; and

     WHEREAS, Applicant further recognizes that Company would not disclose its business practices, trade secrets, operating methods and techniques to Applicant unless Applicant were to agree to regard them as highly confidential.

     NOW THEREFORE, in order to induce Company to reveal its business practices, trade secrets, operating methods and techniques to Applicant and for other good and valuable considerations, Applicant agrees that Applicant will not disclose or reveal to an other person, firm or corporation, or use directly or indirectly, for Applicant's own benefit or the benefit of another, any of the business practices, trade secrets, operating methods, techniques, or other information revealed to Applicant by Company, for a period of one year from the date of Applicant's termination of employment with Company, whether termination be voluntary or involuntary.

     Applicant recognizes that Company would not have an adequate remedy at law if Applicant were to violate the restrictions set forth herein, and that Company shall have the right, in addition to any other available remedies, to obtain an injunction restraining Applicant from competing with Company or disclosing or using in whole or in part, nay of the information, business practices, trade secrets, or operating methods and techniques revealed to Applicant by Company during the one year period referred to above.

     Applicant agrees that Applicant's employment with the Company may be terminated at the will of either party, at any time, with or without cause therefore. Applicant further agrees that this Agreement should not, in any manner, constitute any agreement by the Company to employ Applicant.

     IN WITNESS WHEREOF, this Agreement has been executed this ____ day of _________, 19__.

     APPLICANT OR EMPLOYEE:                            ASD SYSTEMS, INC.

     By:          /S/                             By:         /S/
        --------------------------                   --------------------------

                                                  Title:      /S/
                                                        -----------------------

                    NON-DISCLOSURE AND INVENTION AGREEMENT
                    --------------------------------------

     This Agreement is made between ASD SYSTEMS, INC., a Texas corporation (the "Company") and _____________________________ ("Employee").

     In consideration of the engagement or the continued engagement of the Employee by the Company, the Company and the Employee agree as follows:

     1. Definitions. "Employee" shall mean the person whose name is set forth above, being an employee, or consultant, or any such person hired by the Company to provide services to the Company The use of the term "Employee" herein shall by no means constitute an admission or create any presumption that such person is an Employee of the Company. "Company" shall mean Company's officers, directors, agents, representatives, successors or assigns.

     2.   Nondisclosure of Proprietary or Confidential Information.

     (a) Employee acknowledges that during Employee's employment with the Company or while Employee is providing or rendering services to the Company, Employee will have access to certain confidential information including, but not limited to, trade secrets, marketing strategies, processes, formulae, plans, devices, compilations of information, technical data, mailing lists, prices, technical concepts, programming code, systems design, distribution methods, names of suppliers and customers and other proprietary information and materials originated in the Company or disclosed to the Company by others under agreements to hold the same confidential (collectively the "Confidential Information").

     (b) During Employee's employment with the Company or while Employee is providing or rendering services to the Company or at anytime thereafter, Employee agrees: (a) that, without the express written consent of the Company in advance, Employee will hold in strict confidence and will not, directly or indirectly, divulge, disclose, reveal or communicate, either any Confidential Information to any person or entity, except in the course of Employee's services to or on behalf of the Company; and (b) that Employee will not use any Confidential Information for the benefit of any person or entity other than the Company. Employee further agrees that upon the end of his/her employment with the Company or upon the end of his/her providing or rendering services to the Company, or upon written notice by Company, Employee will return to the Company any and information pertaining to or documentation of the Confidential Information, whether the Confidential Information or documentation was developed or prepared by Employee or by others, all of which shall be owned by the Company. Employee acknowledges that this covenant of nondisclosure and nonuse is an integral term of this Agreement and is a material inducement to the Company to use the services of Employee.

     (c) Employee acknowledges that the Company's facilities (the "Facility") and all equipment within the Facility, including without limitation all computer and technical equipment are the property of the Company (collectively the "Property"). Employee acknowledges that he/she has no proprietary rights or ownership in or to the Property and that Employee may not remove the Property from the Facility; provided that Employee may remove computer equipment from the Facility for proper business purposes if he/she intends to and actually does promptly return such Property to the Facility. Employee acknowledges that removing the Property from the Facility does not constitute a transfer or assignment of the Property to the Employee. Employee acknowledges that he/she will not use the Property for matters which are not directly related to the scope of his/her employment or consultancy with the Company.

     (d) Employee acknowledges that the Company makes great efforts to ensure that the Facility and the Property located within the Facility are secure and that Employee has an obligation to assist the Company, to the best of such Employee's ability, in those efforts. Employee acknowledges that the security of the Facility and the Property is an integral part of the Company's policies and procedures and that a breach in such security constitutes a fraud on the integrity, honesty and high morals upon which the Company stands. Employee agrees to promptly report to the President of the Company any action(s) which Employee perceives to be a breach or violation of the security of the Facility or the Property.

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

     3.   Assignment of Inventions, Intellectual Property Rights

     (a) By this Agreement, Employee agrees to disclose promptly, completely and in writing to the Company, and further Employee assigns, and agrees to bind Employee's heirs, executors and administrators to assign, to the Company, all right, title and interest in and to any and all designs, inventions, discoveries, improvements, writings, software, documentation, reports and lists (the "Inventions"), and all intellectual property rights and any goodwill associated therewith (collectively, the "Rights"). The Rights assigned hereby shall be of whatever kind or character, whether discovered, conceived and/or developed individually by Employee or jointly with others, either (i) during Employee's employment with the Company, (ii) while Employee is providing or rendering services to the Company, or while using the Company's time, data, facilities and/or materials, provided the subject matter of the Inventions or Rights is within the general scope of the duties and responsibilities of one providing services such as those of Employee to the Company, or (iii) as a result of Employee's knowledge of a particular interest of the Company in the subject matter of the Inventions or Rights. Employee's obligations under this Paragraph 3 apply without regard to whether or not an Invention, Right or solution to a problem occurs to Employee on the job, at home or anywhere else.

     (b) Employee agrees that all Inventions and Rights are the Company's exclusive property and that all materials and work generated or performed by Employee, during Employee's employment with the Company or while Employee is providing or rendering services to the Company shall be considered a work made for hire. To the extent that any such materials or work are not considered a work made for hire, Employee hereby assigns and agrees to assign the rights in such materials or work to the Company as set forth herein. Nothing contained in this Agreement may be construed as impairing the shop rights of the Company in any Inventions that are not assigned exclusively to the Company. Employee acknowledges that these covenants regarding Inventions and Rights are integral terms of this Agreement and are a material inducement to the Company to use Employee's services.

     (c) Employee agrees that any Inventions or Rights required to be disclosed under Paragraph 3(a) above within one (1) year after the term of employment or consultancy shall be presumed to have been conceived during Employee's employment or consultancy. Employee understands that he/she may overcome the presumption by showing that such Invention or Right was conceived after Employee's termination.

     (d) During Employee's employment with the Company or while Employee is providing or rendering services to the Company or at anytime thereafter, upon the Company's request and at the Company's expense, Employee agrees to, in a timely manner, perform all acts necessary to apply for, register, secure, maintain or enforce patents, copyrights, trademarks and any other legal rights, title and interest in the United States and foreign countries in Inventions and/or Rights owned by and/or assigned to the Company under this Agreement, including, but not limited to, performing any and all acts necessary to assign and transfer to the Company or any person or party to whom the Company is obligated to assign its rights, Employee's entire right, title and interest in and to such Inventions or Rights. This obligation shall survive the termination of employment or consultancy (as the case may be), but the Company shall compensate Employee at a reasonable rate after any such termination for time actually spent by Employee at the Company's request on such assistance.

     4.   Conflict of Interest.


     (a) The Company maintains high standards of ethics and requires that its employees maintain the same standards. Therefore, Employee agrees that if he/she is an employee of the Company, he/she will work solely for the Company while he/she is employed by the Company. Employee agrees that he/she will not engage in any work related to the business of the Company, or that might in any way conflict with the interests of the Company. The Company understands that it is necessary for its employees to enjoy social relations and normal business courtesies, and therefore some incidental or temporary work will not be considered a breach of this Agreement. However, if Employee has any doubts related to such incidental or temporary work, Employee agrees that it will inform the Company before engaging in such work.

     (b) Employee represents that by execution of this Agreement, Employee's employment or consultancy (as the case may be) with the Company and Employee's performance of the proposed duties to the Company will not violate any obligations that Employee has or may have to any former employer, or other person or entity, including any obligations to keep confidential any proprietary or confidential information of any such employer. Employee further represents that Employee has not entered into, and will not enter into, any agreement which conflicts with or would, if performed by Employee, cause Employee to breach this Agreement.

     5. Other Agreements. Employee hereby represents that, except as Employee has disclosed in writing to the Company, Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her engagement by the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

     6. No Employment Contract. Employee understands that this Agreement does not constitute a contract of employment and does not imply that his/her relationship with the Company (in any capacity) will continue for any period of time.

     7.   Miscellaneous.

     (a) This Agreement supersedes all prior agreements, written or oral, between Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by Employee and the Company.

     (b) This Agreement shall be binding upon Employee's heirs, executors and administrators and shall inure to the benefit of the Company, and its successors and assigns. Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any successor, assign, subsidiary or affiliate thereof to whose employ Employee may be transferred without the necessity that this Agreement be resigned at the time of such transfer.

     (c) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion. The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to seek specific performance and other injunctive relief. It is agreed that in the event that the provisions hereof are the subject of litigation, the prevailing party shall be entitled to reimbursement for attorney fees and expenses incurred.

     (e) This Agreement is governed by and shall be construed as sealed instrument under and in accordance with the laws of the State of Texas. Any action, suit, or other legal proceeding commenced to resolve any dispute arising under or relating to any provision of this Agreement shall be commenced only in the state or federal courts in Dallas County, Texas, and Employee and the Company expressly consent and submit to the jurisdiction of such court.

     EMPLOYEE acknowledges that he/she has carefully read this Agreement and understands and agrees to all of the provisions in this Agreement.


  EMPLOYEE:


  /S/
  --------------------
  Name: /S/
        --------------
  Date: /S/
        --------------

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